Exhibit 7(dd)

               FORM OF AMENDMENT TO SUBCUSTODIAN CONTRACT BETWEEN
             CITIBANK, N.A. AND STATE STREET BANK AND TRUST COMPANY


     This Amendment to the Subcustodian Contract is made as of ___________, 2002, by and between Citibank, N.A., Certain Mutual Funds Advised or Subadvised by Janus Capital Corporation (as defined in the Subcustodian Contract dated March 4, 1999) and State Street Bank and Trust Company to add a new Fund, Janus Institutional Cash Reserves Fund.

For good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

1. Schedule A of the Agreement shall be deleted and replaced with the attached Schedule A.

2.   The Agreement, as modified by this Amendment, is ratified and confirmed.


WITNESSED BY:                               STATE STREET BANK and TRUST COMPANY


____________________________                By: _______________________________
Jean S. Carr                                Name:  Joseph L. Hooley
Assistant Vice President                    Title: Executive Vice President
& Associate Counsel


WITNESSED BY:                               CITIBANK, N.A.


____________________________                By: _______________________________
Name:                                       Name:  Donald E. Colombo
Title:                                      Title: Vice President


WITNESSED BY:                               JANUS INVESTMENT FUND


____________________________                By: ___________________________
Name:  Bonnie M. Howe                       Name:  Kelley Abbott Howes
Title: Vice President                       Title: Vice President


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Subcustodian Contract
Citibank, N.A. and
Certain Mutual Funds Advised or Subadvised
By Janus Capital Corporation



                                   SCHEDULE A

Janus Investment Fund
       Janus Money Market Fund
       Janus Tax-Exempt Money Market Fund
       Janus Government Money Market Fund
       Janus Institutional Cash Reserves Fund

Janus Aspen Series
       Money Market Portfolio

Janus Adviser Series
       Janus Adviser Money Market Fund